UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 16, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On July 16, 2008, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the prior thirty (30) consecutive trading days, its common stock had not maintained the minimum bid price of One Dollar ($1.00) per share required for continued listing, as set forth in Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”). The letter also indicated that, in accordance with Marketplace Rule 4450(e)(2), the Company would be provided one hundred eighty (180) calendar days, or until January 12, 2009, to regain compliance with the Minimum Bid Price Rule, and if at any time before January 12, 2009, if the minimum bid price of the Company’s common stock were to close at One Dollar ($1.00) per share or more for a minimum of ten (10) consecutive trading days, the Nasdaq staff would provide written notification that the Company would be in compliance with the Minimum Bid Price Rule. However, if the Company were unable to regain compliance with the Minimum Bid Price Rule by January 12, 2009, the Nasdaq staff would provide written notification that the Company’s common stock would be delisted from the Nasdaq Global Market.
     As disclosed in a prior Current Report on Form 8-K, filed with the SEC on April 24, 2008, the Company previously received a letter from Nasdaq on April 22, 2008 that notified the Company that it had not maintained the minimum value of publicly held shares of $15,000,000 required for continued listing on the Nasdaq Global Market, as set forth in Marketplace Rule 4450(b)(3) (the “MVPHS Rule”). The Company had until July 21, 2008 to regain compliance with the MVPHS Rule. The June 16, 2008 letter from Nasdaq has no effect on the April 22, 2008 notice of non-compliance with the MVPHS Rule that the Company received from Nasdaq. In the event the Company did not regain compliance with the MVPHS Rule by July 21, 2008, Nasdaq would issue a notice of delisting of the Company’s securities from the Nasdaq Global Market. The Company would then have seven (7) calendar days from the date of any such delisting notice to appeal the Nasdaq delisting by requesting a hearing before a Nasdaq Listing Qualifications Panel.

Item 8.01	Other Events.
     On July 22, 2008, the Company issued a press release announcing the Company’s receipt of the Nasdaq listing standard deficiency letter (as required by Marketplace Rule 4803(a)), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of MedAvant, dated July 22, 2008, announcing receipt of Nasdaq listing standard deficiency letter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: July 22, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer